UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Ambrx Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56600	93-2892120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 North Torrey Pines Road La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 875-2400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AMAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On October 16, 2023, Ambrx Biopharma, Inc. ("Ambrx") announced that two abstracts detailing updated safety and efficacy data from the ongoing Phase 1 / 2 trial, APEX‑01 (NCT04662580), evaluating ARX517 for metastatic castration-resistant prostate cancer ("mCRPC") was made available as part of the 2023 European Society of Medical Oncology (ESMO) Congress 2023 meeting, taking place in Madrid, Spain, October 20‑24, 2023.

APEX‑01 opened for enrollment in July 2021, and is the only ongoing clinical trial in the United States targeting PSMA with an antibody-drug conjugate (ADC). APEX-01 is a first-in-human, open-label, dose escalation and dose expansion study enrolling patients with mCRPC whose tumors have progressed on at least two prior FDA-approved treatments, including at least one second-generation androgen receptor pathway inhibitor. The inclusion criteria included one of the following: PSA progression defined by a minimum of two rising PSA values, radiographic progression by RECIST v1.1 or disease progression by the presence of new bone lesions.

The two clinical abstracts submitted to ESMO regarding the APEX‑01 trial used a cutoff date of May 3, 2023. Ambrx will provide more mature data, including a significantly greater number of patients from the dose expansion portion of APEX‑01 in the ESMO posters and in its associated press release.

Highlights from abstract titled “First-in-human Phase 1 / 2 study of ARX517, an anti-prostate-specific membrane antigen (PSMA) antibody-drug conjugate (ADC), in patients (pts) with metastatic castration-resistant prostate cancer (mCRPC)”:

•
In dose escalation patients treated via intravenous infusion every 3 weeks at putative therapeutic doses ≥2.0 mg/kg (Cohort 6 at 2.0 mg/kg, Cohort 7 at 2.4 mg/kg and Cohort 8 at 2.88 mg/kg):
o
7 out of 9 patients experienced a ≥50% PSA reduction
▪
3 out of 3 patients in Cohort 6
▪
2 out of 3 patients in Cohort 7
▪
2 out of 3 patients in Cohort 8
o
5 out of 5 patients experienced a ≥50% ctDNA reduction
▪
3 out of 3 patients in Cohorts 6
▪
2 out of 2 patients in Cohort 7
▪
Cohort 8 data not available
•
In 24 dose escalation patients treated from 0.32 mg/kg (Cohort 1) to 2.88 mg/kg (Cohort 8) ARX517 was well-tolerated at all doses
o
No treatment-related SAEs observed
o
No DLTs observed
o
Four Grade 3 treatment-related adverse events (TRAEs) were reported at Cohort 5 (1.7 mg/kg), Cohort 7 (2.4 mg/kg) and Cohort 8 (2.88 mg/kg) (two cases of lymphopenia, two patients with platelet count decrease)

Highlights from abstract titled “ARX517, a next generation anti-PSMA antibody drug conjugate (ADC), demonstrates notable stability and pharmacokinetic (PK) profile in the ARX517 Phase 1 / 2 clinical trial (APEX-01)”:

•
The pharmacokinetics population consisted of 21 dose escalation patients having received ARX517 across all dose levels (0.32 to 2.4 mg/kg):
o
ARX517 exhibited virtually overlapping total antibody and ADC PK concentration-time curves at all dose levels tested indicating strong stability of the ADC with minimal premature payload release
o
A long ADC terminal half-life of ~6–10 days was observed at doses ≥ 1.4 mg/kg, thereby maximizing drug exposure over a dosing cycle of 3 weeks
o
Low concentrations of pAF-AS269 (approximately 0.02–0.2 ng/mL) were observed at all dose levels and appeared slowly in the circulation, with Cmax observed approximately 7 days after administration

Forward-Looking Statements

This Current Report on Form 8‑K includes certain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements may be identified by the words “intend,” “plan,” and similar expressions. Forward-looking statements are based on Ambrx’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: Ambrx’s ability to execute on its strategy including with respect to the timing of its R&D efforts, initiation of clinical trials and other anticipated milestones; risks associated with development and marketing approval of novel therapeutics, including potential delays in clinical trials and regulatory submissions and the fact that future clinical trial results/data may not be consistent with interim, initial or preliminary results/data or results/data from prior preclinical studies or clinical trials; Ambrx’s ability to fund operations as anticipated; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Ambrx’s Current Report on Form 8‑K filed with the SEC on October 12, 2023, and elsewhere in Ambrx’s filings and reports with the SEC. Forward-looking statements contained in this press release are made as of this date, and Ambrx undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBRX BIOPHARMA, INC.
(Registrant)

Date: October 16, 2023	By:	/s/ Sonja Nelson
	Name:	Sonja Nelson
	Title:	Chief Financial Officer